As Filed with the Securities and Exchange Commission on May 13, 2003
                                                    Registration No.  333-104186


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                               VECTREN CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                                     Indiana
         (State or Other Jurisdiction of Incorporation or Organization)
                                   35-2086905
                     (I.R.S. Employer Identification Number)

                                                 SOUTHERN INDIANA GAS AND
   VECTREN UTILITY HOLDINGS, INC.                   ELECTRIC COMPANY
    (Exact Name of Registrant as               (Exact Name of Registrant as
     Specified in its Charter)                   Specified in its Charter)
            Indiana                                      Indiana
   (State or Other Jurisdiction of           (State or Other Jurisdiction of
    Incorporation or Organization)            Incorporation or Organization)
             35-2104850                                35-0672570
   (I.R.S. Employer Identification           (I.R.S. Employer Identification
              Number)                                   Number)

      INDIANA GAS COMPANY, INC.           VECTREN ENERGY DELIVERY OF OHIO, INC.
    (Exact Name of Registrant as              (Exact Name of Registrant as
     Specified in its Charter)                  Specified in its Charter)
           Indiana and Ohio                               Ohio
   (State or Other Jurisdiction of            (State or Other Jurisdiction
    Incorporation or Organization)             Incorporation or Organization)
             35-0793669                                 35-2107003
   (I.R.S. Employer Identification             (I.R.S. Employer Identification
             Number)                                     Number)


                              20 N.W. Fourth Street
                            Evansville, Indiana 47708
                                 (812) 491-4000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                                ----------------

                               Ronald E. Christian
                    Executive Vice President, General Counsel and Secretary of Vectren Corporation and

                    Executive Vice President and Secretary of
           Vectren Utility Holdings, Inc., Indiana Gas Company, Inc.,
                  Southern Indiana Gas and Electric Company and
                      Vectren Energy Delivery of Ohio, Inc.

                              20 N.W. Fourth Street
                            Evansville, Indiana 47708
                                 (812) 491-4000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:
                               Catherine L. Bridge
                               Barnes & Thornburg
                            11 South Meridian Street
                           Indianapolis, Indiana 46204
                                 (317) 236-1313

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.


PROSPECTUS

                             Subject to Completion,
                    Preliminary Prospectus dated May 13, 2003


                                  $150,000,000

                               VECTREN CORPORATION
                                  Common Stock
                       (and Common Stock Purchase Rights)



                                  $200,000,000

                         VECTREN UTILITY HOLDINGS, INC.
                                 Debt Securities



SOUTHERN INDIANA GAS AND                            INDIANA GAS COMPANY, INC.
   ELECTRIC COMPANY                               Guarantee of Debt Securities
Guarantee of Debt Securities

                             VECTREN ENERGY DELIVERY
                                  OF OHIO, INC.
                          Guarantee of Debt Securities


o Vectren Corporation may offer from time to time up to $150,000,000 of its common stock.

     The common stock of Vectren Corporation is listed on the New York Stock Exchange under the symbol "VVC".

o Vectren Utility Holdings, Inc. a wholly owned subsidiary of Vectren Corporation, may offer from time to time up to $200,000,000 of its non-convertible investment grade debt securities, guaranteed by each of its wholly owned subsidiaries, Southern Indiana Gas and Electric Company,
     Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, Inc. The guarantees are full and unconditional and joint and several.

o We may sell the securities through agents, to or through underwriters, or through dealers, directly by us to purchasers or through a combination of these methods for sale. See "Plan of Distribution" for more information.

o We will provide the specific terms of these securities in supplements to this prospectus.

o You should read this prospectus and the applicable prospectus supplement relating to the specific offering of securities carefully before you invest.

o This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                             ----------------------


              The date of this prospectus is __________ ____, 2003

                                TABLE OF CONTENTS

   About this Prospectus...................................................... 1
   Forward-Looking Statements................................................. 2
   Vectren Corporation and Subsidiary Companies............................... 3
   Use of Proceeds............................................................ 4
   Ratio of Earnings to Fixed Charges......................................... 4
   Description of Stock....................................................... 5
   Description of the Debt Securities......................................... 7
   Plan of Distribution.......................................................19
   Legal Matters..............................................................20
   Experts....................................................................20
   Where You Can Find More Information........................................20
   Incorporation of Information We File with the SEC..........................20

                                 --------------


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, Vectren Corporation may from time to time sell shares of its common stock in one or more offerings up to an initial offering price of $150,000,000, and Vectren Utility Holdings, Inc. may from time to time sell debt securities in one or more offerings up to an initial offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material U.S. federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If the descriptions of the applicable securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the related prospectus supplement together with additional information described below under the heading "Where You Can Find More Information" and "Incorporation of Information We File with the SEC."

     You should rely only on the information contained or incorporated by reference in this prospectus or the related prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, and that the information contained in documents incorporated by reference in this prospectus is accurate only as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                                ----------------

     Unless otherwise indicated, the terms "we," "us" and "our" refer to Vectren Corporation and, where appropriate, our subsidiary companies.

                           FORWARD-LOOKING STATEMENTS

     Statements contained or incorporated by reference in this prospectus regarding future events and developments are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. Forward-looking statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. Because those statements are based on expectations and not historical facts, actual results may differ materially from those projected in the particular statements. Important factors that could cause future results to differ include those listed under "Risk Factors" and the following:


     o    Weather conditions;

     o The federal and state regulatory environment, including changes in rate-setting and cost-recovery policies, environmental regulations, tax or accounting matters and other laws and regulations to which we are subject;

     o    The economic climate, including inflation rates and monetary policies;

     o Unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs;

     o Fluctuation in supply, demand, transmission capacity and prices for energy commodities;

     o    Customer  growth  within  our  service   territories  and  changes  in
          customers' usage patterns and energy preferences;

     o Financial market conditions, including changes in availability of capital or interest rate fluctuations;

     o Our ability to carry out our marketing and sales plans, along with the ability to realize synergies associated with our merger and investment strategies;

     o The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities, including, but not limited to, the realization of Section 29 income tax credits and our coal mining, gas marketing and broadband strategies;

     o Employee workforce factors, including changes in collective bargaining unit agreements, strikes or work stoppages; and

     o Direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings.

     These and other matters are difficult to predict and many are beyond our control, including those we discuss in this prospectus and our filings with the Securities and Exchange Commission. Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents, and we undertake no obligation to update these statements in the future.

                             VECTREN CORPORATION and
                              Subsidiary Companies


     Vectren Corporation ("Vectren") is an energy and applied technology holding company headquartered in Evansville, Indiana. We are also a public utility holding company exempt under the Public Utility Holding Company Act of 1935 and began our operations on March 31, 2000 through the combination of two Indiana-based companies, Indiana Energy, Inc. ("Indiana Energy") and SIGCORP, Inc. ("SIGCORP"). On October 31, 2000, we acquired the natural gas distribution assets of the Dayton Power and Light Company, located in west central Ohio (the "Ohio operations"). We segregate our businesses into a regulated usiness segment, which includes gas and electric utility services, and a nonregulated business segment.

     Our wholly owned subsidiary, Vectren Utility Holdings, Inc. ("Utility Holdings"), is the intermediate holding company for our three operating public utilities: Indiana Gas Company, Inc. ("Indiana Gas"), formerly a wholly owned subsidiary of Indiana Energy, Southern Indiana Gas and Electric Company ("Southern Indiana Gas"), formerly a wholly owned subsidiary of SIGCORP, and the Ohio operations.

     o Indiana Gas provides natural gas distribution and transportation services to a diversified customer base in 311 communities in 49 of Indiana's 92 counties.

     o Southern Indiana Gas provides natural gas distribution and transportation services to 10 counties in southwestern Indiana, including Evansville. Southern Indiana Gas also provides electric generation, transmission, and distribution services to 8 counties in southwestern Indiana, including Evansville, and participates in the wholesale power market.

     o The Ohio operations provide natural gas distribution and transportation services to 17 counties in west central Ohio, including Dayton. The Ohio operations are owned as a tenancy in common by Vectren Energy Delivery of Ohio, Inc. ("Vectren of Ohio"), a wholly owned subsidiary of Vectren (53% ownership), and Indiana Gas (47% ownership).


     We are also involved in nonregulated activities in three primary business areas: Energy Marketing and Services, Coal Mining, and other businesses.

     o Energy Marketing and Services provides natural gas and fuel supply management to our utility operations and to third parties and engages in performance-based energy contracting services.

     o Coal Mining mines and sells coal to our utility operations and to third parties and generates Internal Revenue Service ("IRS") Code
          Section 29 investment tax credits relating to the production of coal-based synthetic fuels.

     o Our other businesses provide utility infrastructure, broadband communication services, municipal broadband consulting and retail services and invest in other energy-related opportunities and real estate and leveraged leases.

     Vectren was incorporated under the laws of Indiana on June 10, 1999; Utility Holdings was incorporated under the laws of Indiana on March 31, 2000; Indiana Gas was incorporated under the laws of Indiana on July 16, 1945 and under the laws of Ohio on June 7, 2000; Southern Indiana Gas was incorporated under the laws of Indiana on June 10, 1912; and Vectren of Ohio was incorporated under the laws of Ohio on November 29, 1999. Our corporate offices are located at 20 N.W. Fourth Street, Evansville, Indiana 47708. Our telephone number is
(812) 491-4000.

                                 USE OF PROCEEDS

     Unless the prospectus supplement indicates otherwise, we will use the net proceeds we receive from the sale of the securities described in this prospectus for general corporate purposes, which may include reducing outstanding short-term debt obligations (including debt incurred through our commercial paper program), financing future acquisitions, financing the development and construction of new facilities, additions to working capital, reductions of the indebtedness of our subsidiaries, and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term investment grade securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for Utility Holdings for the periods indicated. This information has been restated to reflect the reorganization of Indiana Gas and Southern Indiana Gas into subsidiary companies of Utility Holdings.

                                                                       Fiscal Year Ended December 31,
                                                   -----------------------------------------------------------------------
                                                       2002           2001         2000(1)         1999          1998
                                                       ----           ----         -------         ----          ----

Ratio of Earnings to Fixed Charges                       3.1x         1.8x           2.8x          4.0x          3.8x

-------------------------------

     (1)  Includes two months of the Ohio operations.

     For the purpose of computing these ratios, earnings consist of pretax net income before income (losses) from equity investees, fixed charges, and less preferred stock dividends of a consolidated subsidiary. Fixed charges consist of total interest, amortization of debt discount, premium and expense, the estimated portion of interest implicit in rentals and preferred stock dividends of a consolidated subsidiary. The ratio of earnings to fixed charges for fiscal 2000, excluding merger-related costs of $44.1 million, would have been 3.7x. In June 2001, Utility Holdings began implementing a restructuring plan to eliminate administrative and supervisory positions in its utility operations and corporate office. The ratio of earnings to fixed charges for the fiscal year ended
December 31, 2001, excluding merger related costs of $12.4 million and restructuring-related charges of $15.0 million, would have been 2.2x.

                              DESCRIPTION OF STOCK

General


     We may issue common stock from time to time. The total amount of authorized capital stock of Vectren is 480,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of March 24, 2003, 68,070,500 shares of common stock and no shares of preferred stock were issued and outstanding. The following summary highlights the material provisions of our Articles of Incorporation, our bylaws and the Indiana Business Corporation Law ("IBCL") relating to our capital stock. You should read our articles, our bylaws and the applicable provisions of the IBCL.


Board of Directors


     Our Articles and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of Vectren unless the takeover or change in control is approved by the board. The Articles provide for a minimum of one and a maximum of sixteen members of the board, the actual number to be specified by the bylaws, which currently set the number of directors at thirteen. The Articles also provide that the bylaws may provide for classes of directors. In accordance therewith, there are currently three classes of directors on the board. Notice of nominations of persons to the board may be made by our shareholders and must be sent to us not less than 90 nor more than 120 days before the meeting at which directors will be elected.


Common Stock


Dividends and Rights upon Liquidation


     The holders of our outstanding common stock are entitled to receive dividends out of assets legally available at the time and in the amounts as the board of directors may from time to time determine. Our common stock is not convertible or exchangeable into other securities, and the holders of common stock have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata the assets of Vectren which are legally available for distribution, after payment of all of our debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding.

Voting Rights


     Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of our shareholders. Except as otherwise required by law or our Articles, the holders of our common stock vote together on all matters submitted to a vote of the shareholders, including the election of directors. The bylaws provide that the representation, in person or by proxy, of a majority of the stock outstanding and entitled to vote at a meeting of shareholders constitutes a quorum for conducting business. The Articles provide that the following actions may be taken only with the affirmative vote of holders of 80% of the combined voting power of our outstanding stock entitled to vote:


     o    removal for cause of a director;

     o amendment or repeal of the provision regarding director removal for cause; and

     o certain business combinations unless the business combination is approved by a majority of continuing directors or the business combination satisfies a fair price test.

A "continuing director" means any member of the board who is unaffiliated with the other party to a business combination which is the beneficial owner of more than 10% of the voting power of our stock and who was a member of the board prior to the time that such other party to a business combination became the beneficial owner of more than 10% of the voting power of our stock, and any successor of a continuing director who is unaffiliated with the other party to a business combination and is recommended to succeed a continuing director by a majority of continuing directors then on the board.

Advance Notice of Shareholder Business; Special Meetings of Shareholders

     Notice of any business proposed by a Vectren shareholder to be conducted at any meeting of shareholders must be sent to us not less than 90 nor more than 120 days before the meeting at which the business is conducted. The board or our Chief Executive Officer may call special meetings of our shareholders. Our shareholders have no right to call a special meeting of the shareholders or to amend the bylaws.

     Our shares of common stock are traded on the New York Stock Exchange under the symbol "VVC." The transfer agent and registrar for Vectren's common stock is National City Bank.

Preferred Stock

     The board may, without further action by our shareholders, from time to time, direct the issuance of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on our common stock. Holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Vectren before any payment is made to the holders of our common stock. The issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. The board, without shareholder approval, may issue preferred stock with voting and conversion and/or exchange rights, which could adversely affect the holders of our common stock. There are no shares of preferred stock outstanding.

Shareholder Rights Agreement

     The board has adopted a Shareholder Rights Agreement which is generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of Vectren to treat each shareholder on a fair and equal basis. Under the Shareholder Rights Agreement, the board has declared a dividend distribution of one right for each outstanding share of our common stock. A right will attach to each common share we issue. Each right entitles the holder to purchase from us one share of common stock at a price of $65.00 per share (subject to adjustment to prevent dilution). Initially, the rights will not be exercisable. The rights become exercisable 10 days following a public announcement that a person or group of affiliated or associated persons (a "Vectren acquiring person") has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (or a 10% acquiror who is determined by our board to be an adverse person), or 10 days following the announcement of an intention to make a tender offer or exchange offer the consummation of which would result in any person or group becoming a Vectren acquiring person. Our Shareholder Rights Agreement expires October 25, 2009.

Indiana Statutes

     The IBCL limits some transactions between an Indiana company and any person who acquires 10% or more of the company's common stock (an "interested shareholder"). During the five-year period after the acquisition, an interested shareholder cannot enter into a business combination with the company unless, before the interested shareholder acquired the common stock, the board of directors of the company approved the acquisition of common stock or approved the business combination. After the five-year period, an interested shareholder can enter into only the following three types of business combinations with the company: (i) a business combination approved by the board of directors of the company before the interested shareholder acquired the common stock; (ii) a business combination approved by holders of a majority of the common stock not owned by the interested shareholder; and (iii) a business combination in which the shareholders receive a price for their common stock at least equal to a formula price based on the highest price per common share paid by the interested shareholder.

     In addition, a person who makes a tender offer for, or otherwise acquires shares giving that person more than 20%, 33 1/3%, and 50% of the outstanding voting securities of an Indiana corporation that has elected to be subject to the "Control Share Acquisitions Statute" of the IBCL may lose the right to vote the shares which take the acquiror over these respective levels of ownership. Before an acquiror may vote the shares that take the acquiror over these ownership thresholds, the acquiror must obtain the approval of a majority of the shares of each class or series of shares entitled to vote separately on the proposal, excluding shares held by officers of the corporation, by employees of the corporation who are directors of the corporation and by the acquiror. The Control Share Acquisitions Statute also authorizes a corporation to redeem the shares held by a person that exceed the ownership thresholds in the statute, provided that the corporation's articles or bylaws authorized such a redemption prior to the date the person acquires such shares. Our articles and bylaws do not include a provision authorizing such a redemption. An Indiana corporation otherwise subject to the Control Share Acquisitions Statute may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Because we have not made such an election in our Articles or bylaws, acquisitions of our shares remain subject to the statute.

                       DESCRIPTION OF THE DEBT SECURITIES

General


     Utility Holdings may issue debt securities from time to time in one or more series. Utility Holdings will issue the debt securities pursuant to an indenture between Utility Holdings and U.S. Bank Trust National Association, as trustee. Indiana Gas, Southern Indiana Gas and Vectren of Ohio (collectively, the "guarantors") will jointly and severally guarantee the debt securities pursuant to a guarantee in favor of holders of the debt securities. We have filed the forms of the indenture and the guarantee as exhibits to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The indenture, as amended or supplemented from time to time in accordance with its terms, is referred to in this prospectus as the "indenture," and the guarantee, as amended or supplemented from time to time in accordance with its terms, is referred to in this prospectus as the "guarantee." The indenture is subject to and governed by the Trust Indenture Act of 1939. The aggregate principal amount of debt securities that Utility Holdings may issue under the indenture is unlimited and the indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, a board resolution authorizing the series and/or a supplemental indenture, if any, relating to such series.


     The following is a summary describing the debt securities, the indenture and the guarantee below. We do not claim the summaries are complete. For a more detailed description, you should read all of the provisions of the indenture and the guarantee. You should also read the applicable prospectus supplement, including any applicable U.S. federal income tax considerations, and any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement.


Terms


     The  debt  securities  will be  senior  unsecured  obligations  of  Utility
Holdings.


     The debt securities will rank equal in right of payment with all of the other unsecured and unsubordinated indebtedness of Utility Holdings and junior to its secured indebtedness to the extent of the collateral securing the same.


     The  specific  terms  of each  series  of debt  securities,  including  the
following,  as  applicable,   will  be  set  forth  in  the  related  prospectus
supplement:

     (1)  the title of the series of debt securities;

     (2) any limit upon the aggregate principal amount of the securities of the series that may be authenticated and delivered under the indenture;

     (3) the date or dates on which the principal of the debt securities will be payable, and, if applicable, the terms on which the maturity may be extended and the rights, if any, of the holders to require early repayment of the securities;

     (4) the rate or rates at which the debt securities will bear interest, if any (whether floating or fixed), the provisions, if any, for determining the interest rate or rates, the date or dates (or the method for determining such dates) from which interest will accrue, the interest payment dates and the regular record dates and the basis upon which interest, if any, will be calculated if other than that of a 360-day year of twelve 30-day months;

     (5) the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices to Utility Holdings or demands upon Utility Holdings in respect of the debt securities and the indenture may be served;

     (6) the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of Utility Holdings, pursuant to a sinking fund or otherwise;

     (7) the obligation of Utility Holdings, if any, to redeem, purchase or repay the debt securities, in whole or in part, pursuant to a sinking fund or otherwise or at the option of a holder of the debt securities, and the price or prices at which, the period or periods within which and the terms and conditions upon which Utility Holdings will redeem, purchase or repay the debt securities;

     (8) any deletions from, modifications of or additions to the events of default provided for in the indenture with respect to the debt securities, and any deletions from, modifications of or additions to the covenants or obligations of Utility Holdings provided for in the indenture;

     (9) if less than 100% of the principal amount of the debt securities is payable on acceleration at any time, a schedule of or the manner of computing the amounts that are so payable from time to time;

     (10) the form of the debt securities, including whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depository with respect to such global security or securities and the circumstances under which any global security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

     (11) if other than United States dollars, the currency or currencies in which payment of the principal of or premium, if any, or interest, if any, on the debt securities will be payable;

     (12) if the principal of or premium, if any, or interest, if any, on the debt securities is to be payable, at the election of Utility Holdings or the election of a holder, in a currency or currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

     (13) if the amount of payments of principal of or premium, if any, or interest, if any, on the debt securities may be determined with reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which the amounts will be determined;

     (14) whether and under what circumstances Utility Holdings will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether Utility Holdings will have the option to redeem the debt securities in lieu of making such payment;

     (15) any provision relating to the issuing of the debt securities as original issue discount securities (including, without limitation, the issue price of the debt securities, the rate or rates at which the original issue discount, if any, will accrue and the date or dates from or to which, or period or periods during which, the original issue discount will accrue;

     (16) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which Utility Holdings will issue the debt securities;

     (17) whether defeasance or covenant defeasance will apply to the debt securities; and

     (18) any other terms of the debt securities; provided, that such other terms do not conflict with any express terms of any other debt securities which shall be issued and outstanding.


     Any series of debt securities may be reopened and additional debt securities of that series may be issued without the consent of the holders of the previously issued debt securities of that series.


     If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide that less than the entire principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.


     Except as may be set forth in the applicable prospectus supplement or as otherwise specified in this prospectus under "-- Certain Covenants," the debt securities will not contain any provisions that would limit the ability of Utility Holdings or any of its subsidiaries to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving Utility Holdings or in the event of a change of control.


Denomination, Interest, Registration and Transfer


     Utility Holdings will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the indenture or specified in, or pursuant to, a board resolution authorizing the series and/or a supplemental indenture, if any, relating to the series of debt securities.


     The principal of and premium, if any, and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee. The address of the trustee will be stated in the applicable prospectus supplement.


     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

     o will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the trustee's corporate trust office or at the office of any registrar designated by Utility Holdings for that purpose; and

     o may be surrendered for registration of transfer or exchange at the corporate trust office of the trustee or at the office of any registrar designated by Utility Holdings for that purpose.

     No service charge will be made for any registration of transfer or exchange, but Utility Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. Utility Holdings may act as registrar and may change any registrar without notice to the holders of any series of debt securities.


Certain Covenants


     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include the covenants described below.

Generally used definitions

     The following are terms used in the covenants described below that have specific meanings in the indenture.


     "attributable debt" will mean, with respect to any sale and leaseback transaction as of any particular time, the present value, discounted at the rate of interest implicit in the terms of the lease, of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease, including any period for which such lease has been extended or may, at the option of Utility Holdings, be extended.

     "consolidated net tangible assets" will mean Utility Holdings and its subsidiary companies' total assets appearing on a consolidated balance sheet, less, without duplication:

     (1)  current liabilities;

     (2)  reserves  for  estimated  rate  refunds  pending the outcome of a rate
          proceeding   to  the  extent  such   refunds  have  not  been  finally
          determined;

     (3)  all intangible assets; and

     (4)  deferred income tax assets.

     "funded debt" will mean:

     (1) all indebtedness maturing one year or more from the date of the creation of the indebtedness;

     (2) all indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating to the indebtedness, to a date one year or more from the date of the creation of the indebtedness; and

     (3) all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit with a term of one year or more.

     "indebtedness" will mean:

     (1)  any liability of any person:

          (a)  for borrowed money;

          (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities;

          (c) for the payment of money relating to a capitalized lease obligation; or

          (d) in respect of acceptances or letters of credit or similar instruments issued or created for the account of such person;

     (2) any preferred stock of any person that is redeemable other than at the option of such person;

     (3) any guarantee by any person of any liability or preferred stock of others described in the preceding clauses (1) or (2); and

     (4) any amendment, renewal, extension or refunding of any liability or preferred stock of the types referred to in clauses (1), (2) or (3) above.

     "lien" will mean any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.


     "principal domestic property" will mean any property, plant, equipment or facility of Utility Holdings or a guarantor, as applicable, that is located in the United States or any territory or political subdivision thereof, except any property that the board of directors or management of Utility Holdings determines is not material to its business or operations and the business or operations of its subsidiary companies, taken as a whole.


     "sale and leaseback transaction" will mean a sale or transfer of any of the principal domestic properties of Utility Holdings or a guarantor, where Utility Holdings or such guarantor takes back a lease of such principal domestic property.

     "significant subsidiary" will mean any of the subsidiary companies of Utility Holdings, including any subsidiary company of any of its subsidiary companies, which meets any of the following conditions:

     (1) investments in and advances to the subsidiary company by Utility Holdings and its other subsidiary companies exceed 10 percent of the total assets of Utility Holdings and its subsidiary companies consolidated as of the end of any two of the three most recently completed fiscal years;

     (2) Utility Holdings and its other subsidiary companies' proportionate share of the subsidiary companies' total assets exceeds 10 percent of the total assets of Utility Holdings and its subsidiary companies consolidated as of the end of any two of the three most recently completed fiscal years; or

     (3) Utility Holdings and its other subsidiary companies' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary company exceeds 10 percent of the consolidated income of Utility Holdings and its subsidiary companies as of the end of any two of the three most recently completed fiscal years.

     "stated maturity" when used with respect to any security or any installment of interest on the security will mean the date specified in the security as the fixed date on which the principal of the security or such installment of interest is due and payable.


     "subsidiary company" will mean:

     (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by Utility Holdings and/or other subsidiary companies of Utility Holdings; or

     (2) any person other than a corporation in which Utility Holdings and/or other subsidiary companies of Utility Holdings, directly or indirectly, at the date of determination have at least a majority ownership interest;

provided, however, that no corporation will be deemed a subsidiary company until Utility Holdings or other subsidiary companies of Utility Holdings acquire more than 50% of the outstanding voting stock of the corporation and have elected a majority of its board of directors.

Restrictions on liens

     Neither Utility Holdings nor any guarantor will incur, create, assume or otherwise become liable with respect to any indebtedness secured by a lien, or guarantee any indebtedness with a guarantee that is secured by a lien, on any principal domestic property of Utility Holdings or a guarantor or any shares of stock or indebtedness of any significant subsidiary, without effectively providing that the debt securities of each series (together with, if Utility Holdings or a guarantor so determines, any other indebtedness of Utility Holdings or a guarantor then existing or thereafter created ranking equally with the debt securities of each series) will be secured equally and ratably with (or, at the option of Utility Holdings or a guarantor, prior to) such secured indebtedness, so long as the secured indebtedness will be so secured; provided, however, that this covenant will not apply to indebtedness secured by:

     (1)  liens existing on the date of the indenture;

     (2) liens in favor of governmental bodies to secure progress, advance or other payments;

     (3) liens existing on property, shares of stock or indebtedness at the time of acquisition thereof (including acquisition through lease, merger or consolidation) or liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or indebtedness for the purpose of financing all or any part of the purchase price thereof;

     (4) liens securing indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding attributable debt in respect of sale and leaseback transactions permitted by the second clause (2) in the "Restrictions on sales and leasebacks" covenant described below, does not exceed 10 percent of the consolidated net tangible assets of Utility Holdings and its subsidiary companies;

     (5)  liens securing indebtedness other than funded debt; and

     (6) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the above clauses (1) through (5) inclusive; provided that the extension, renewal or replacement of the lien is limited to all or any part of the same property, shares of stock or indebtedness that secured the lien extended, renewed or replaced (plus improvements on the property), and that the secured indebtedness at the time is not increased.

Restrictions on sales and leasebacks

     Neither Utility Holdings nor any guarantor will enter into any sale and leaseback transaction, unless:

     (1) the principal domestic property is sold within 360 days from the date of acquisition of the property or the date of the completion of construction or commencement of full operations of the property, whichever is later; or

     (2) within 120 days after a sale described in clause (1) above, Utility Holdings or a guarantor, as applicable, will apply or cause to be applied to the retirement of its funded debt or the funded debt of any of its subsidiary companies (other than the funded debt of Utility Holdings or a guarantor, as applicable, which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the debt securities of each series) an amount not less than the greater of (A) the net proceeds of the sale of the principal domestic property or (B) the fair value (as determined in any manner approved by our board of directors) of the principal domestic property.

     The provisions of this covenant will not prevent a sale and leaseback transaction if:

     (1) the lease Utility Holdings or a guarantor entered into in connection with the transaction is for a period, including renewals, of not more than 36 months; or

     (2) Utility Holdings or a guarantor would, at the time of entering into the sale and leaseback transaction, be entitled, without equally and ratably securing the debt securities, to create or assume a lien on the principal domestic property securing indebtedness in an amount at least equal to the attributable debt in respect of the sale and leaseback transaction pursuant to clause (4) above in the "Restrictions on liens" covenant.

Merger, Consolidation or Sale of Assets


     Each of Utility Holdings and the guarantors agrees that it will not consolidate with or merge with or into any other person or transfer all or substantially all of its respective properties and assets as an entirety to any person, unless:

     (1) either Utility Holdings or the guarantor, as the case may be, will be the continuing person, or the person (if other than Utility Holdings or the guarantor) formed by the consolidation or into which Utility Holdings or the guarantor are merged or to which all or substantially all of the properties and assets of Utility Holdings or the guarantor as an entirety are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and such corporation expressly assumes all of the obligations of Utility Holdings or the guarantor, as the case may be, under each series of debt securities or the related guarantees, as applicable, and the indenture; and

     (2) immediately before and immediately after giving effect to such transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default shall have occurred and be continuing.

     Notwithstanding the foregoing, any guarantor may consolidate with, merge with or into or transfer all or part of its properties and assets to Utility Holdings or any of the other guarantors.


     See "--Guarantees" below for a discussion of the termination of the guarantees.


Defeasance


     If it is specified in the applicable prospectus supplement that either or both of defeasance or covenant defeasance is applicable to the debt securities, then Utility Holdings may elect to have these options apply to the debt securities upon satisfaction of certain conditions.


     If Utility Holdings is entitled to elect, and does elect, the defeasance option, upon satisfaction of the conditions described below, Utility Holdings and the guarantors will be deemed to have paid and discharged the entire indebtedness represented by the debt securities and, with certain exceptions, to have satisfied its obligations under the debt securities and the indenture. If Utility Holdings is entitled to elect, and does elect, the covenant defeasance option, Utility Holdings may omit to comply with, and will have no liability or obligations with respect to, the covenants relating to merger, consolidation or sale of assets and restrictions on liens and sales and leasebacks.


     The following are the conditions to the applicability of defeasance or covenant defeasance as the case may be:

     (1) Utility Holdings must irrevocably deposit with the trustee funds for the purpose of making the following payments, (a) in the case of debt securities denominated in U.S. dollars, (i) an amount of cash, or (ii) direct non-callable obligations of, or guaranteed by, the United States of America, which through the scheduled payment of principal and interest will provide, within two weeks of the due date of any payment, money in an amount, or (iii) a combination of the above, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay and discharge, the principal of, premium, if any, and each installment of interest on such debt securities on their respective stated maturities in accordance with the terms of the indenture and of such debt securities, or (b) in the case of debt securities denominated in currency other than U.S. dollars, an amount of required currency sufficient to pay and discharge the principal of, premium, if any, and each installment of interest on such securities on their respective stated maturities in accordance with the terms of this indenture and of such securities.

     (2) No event of default or event with which notice or lapse of time or both would become an event of default with respect to such securities shall have occurred and be continuing on the date of the deposit and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of the deposit.

     (3) Defeasance or covenant defeasance shall not cause the trustee for the debt securities to have a conflicting interest for purposes of the TIA with respect to any debt securities.

     (4) Defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument.

     (5) Such defeasance or covenant defeasance shall not cause any debt securities then listed on any registered national securities exchange under the Securities Exchange Act of 1934 to be delisted.

     (6) In the case of a defeasance election, the trustee shall have received an opinion of counsel stating that (a) Utility Holdings has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

     (7) In the case of a covenant defeasance election, the trustee shall have received an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of a covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

     (8) The trustee shall have received an officer's certificate or an opinion of counsel stating that all conditions precedent provided for in the indenture have been complied with.


Discharge


     Generally, Utility Holdings may be discharged from its obligations under the indenture when

     (1) all outstanding debt securities have been delivered to the trustee for cancellation; or

     (2) debt securities which have not been delivered to the trustee have become due and payable, will become due and payable at their stated maturity within one year or if redeemable at the option of Utility Holdings, will be called for redemption within one year and Utility Holdings has deposited sufficient funds with the trustee to discharge the entire indebtedness with respect to such securities.

Modification and Waiver


     Utility Holdings, the guarantors and the trustee may amend or supplement the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

     (1) reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the rate (or change the manner of calculation of the rate) or change the stated maturity for payment of interest on any debt security;

     (3) reduce the principal of or any premium payable upon the redemption of or change the stated maturity for payment of the principal of any debt security;

     (4) waive a default in the payment of the principal of or premium, if any, or interest on any debt security;

     (5) make any changes in the amount of debt securities whose holders may waive a default or event of default, the right of each holder to receive payments of principal of and premium, if any, and interest on the debt securities on and after the due dates, or the amendments, supplements or waivers which may only be effected with consent of each affected security holder;

     (6) make any debt security payable in a currency other than that stated in the debt security;

     (7) impair the holders' right to institute suit to enforce payment in respect of the debt securities on or after the due date for such payment; or

     (8)  release any guarantor from its obligations under any guarantee.

     Holders of a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by Utility Holdings with any provision of the indenture relating to such debt securities (subject to the immediately preceding paragraph); provided, however, that:

     (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or premium, if any, or interest on any debt security; and

     (2) only the holders of a majority in principal amount of the outstanding debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

Events of Default and Notice of Events of Default


     The following events are "events of default" with respect to any series of debt securities issued under the indenture:

     (1) failure to pay interest on any debt securities of such series within 30 days of when due or principal or premium, if any, of any debt securities of such series when due (including any sinking fund installment);

     (2) failure to perform any other agreement contained in the debt securities of such series or the indenture (other than an agreement relating solely to another series of debt securities) for 60 days after notice as provided in the indenture;

     (3) certain events of bankruptcy, insolvency or reorganization with respect to Utility Holdings or a guarantor; and

     (4) any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease to be in full force and effect or any guarantor or any person acting on behalf of such guarantor shall deny or disaffirm its obligations under the guarantee.


     Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.


     The trustee under the indenture will, within 75 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of the debt securities notice of the default; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest on any of the debt securities of the series or in the payment of a sinking fund installment, the trustee for the series will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interest of the holders of the debt securities. Utility Holdings will certify to the trustee quarterly as to whether any default exists.


     If an event of default with respect to any series of debt securities, other than an event of default resulting from bankruptcy, insolvency or reorganization, shall occur and be continuing, the trustee for the series or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding, by notice in writing Utility Holdings (and to the trustee for the series if given by the holders of the debt securities of the series), will be entitled to declare all unpaid principal of, premium, if any, and accrued but unpaid interest on the debt securities of that series then outstanding to be due and payable immediately.


     If an event of default with respect to any series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization shall occur and be continuing, all unpaid principal of, premium, if any, and accrued but unpaid interest on all debt securities of every series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee for the series or the holders of any debt securities of the series.


     The holders of a majority in principal amount of the outstanding debt securities of a series may by notice to the trustee rescind an acceleration and its consequences if (i) all existing events of default, other than the non-payment of the principal of the debt securities that has become due solely by the declaration of acceleration, have been cured or waived, (ii) interest on overdue installments of interest (to the extent lawful), premium, if any, and overdue principal, that has become due otherwise than by the declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) all payments due to the trustee have been made.


     No holder of the debt securities of any series issued under the indenture may pursue any remedy under the indenture unless the trustee for the series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the outstanding debt securities of the series as to which the event of default has occurred and the offer to the trustee for the series of indemnity satisfactory to it; provided, however, that this provision does not affect the right to sue for enforcement of any overdue payment on the debt securities.


Guarantees


     Indiana Gas, Southern Indiana Gas and Vectren of Ohio will, jointly and severally, fully and unconditionally guarantee the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the obligations of Utility Holdings under the debt securities of any series and the provisions of the indenture relating to the series. If Utility Holdings's default in payment of the principal of or interest or any premium on such debt securities, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments. The liability of the guarantors will be independent of, and not in consideration of or contingent upon, the liability of Utility Holdings or the liability of any other party obligated under the debt securities or the indenture. Further, Utility Holdings may in its sole discretion elect to cause each subsequent subsidiary of Utility Holdings to fully and unconditionally guarantee all of the obligations under the debt securities; provided, however, that Utility Holdings has agreed to cause any subsequent subsidiary of Utility Holdings that guarantees other obligations of Utility Holdings to guarantee the obligations under the debt securities.


     With respect to each guarantor, the guarantee will be unsecured and will rank equal in right of payment with all of that guarantor's other unsecured senior indebtedness. Except as otherwise specified in the second succeeding paragraph, the guarantees will remain in full force and effect until payment in full of all of the guaranteed obligations.


     Each guarantor's obligations will be limited to the maximum amount that (after giving effect to all other contingent and fixed liabilities of such guarantor and any collections from, or payments made by or on behalf of, any guarantors) will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.


     Except as otherwise specified in the following paragraph, the guarantees will remain in full force and effect until payment in full of all of the guaranteed obligations.


     Notwithstanding the restrictions on transfer described above in "-- Merger, Consolidation or Sale of Assets," if Utility Holdings transfers or causes the transfer of all or substantially all of the voting capital stock or property or assets of any guarantor to any person other than Utility Holdings or a subsidiary of Utility Holdings (including one of the other guarantors), whether by merger, consolidation, sale or other transfer, all of the guarantor's obligations and liabilities under the guarantee will terminate upon transfer so long as:

     (1) the guarantor has fully repaid all of its indebtedness, if any, to Utility Holdings, and the other guarantors,

     (2) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc., or their successors, have confirmed that, as a result of the transfer, the long term credit rating of Utility Holdings will not fall below BBB- (or its equivalent), in the case of Standard & Poor's, and Baa3 (or its equivalent), in the case of Moody's, and

     (3) immediately before and immediately after giving effect to such transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default shall have occurred and be continuing.

     The prospectus supplement for a particular issue of debt securities will describe any additional material terms of the guarantees.


The Trustee


     The trustee under the indenture is U.S. Bank Trust National Association. The indenture contains certain limitations on the right of the trustee, as the creditor of Utility Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.


     In case an event of default shall occur (and shall not be cured) under the provisions of the indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for the series, the trustee will exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee reasonable security or indemnity.


Governing Law


     The indenture, the debt securities and the guarantees will be governed by the laws of the State of Indiana.


Global Securities; Book-Entry System


     Utility Holdings may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee of the depository to a successor depository or any nominee of the successor.


     The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to the series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.


     Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to the debt securities or by Utility Holdings if the debt securities are offered directly by Utility Holdings. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.


     Utility Holdings expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither Utility Holdings nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.


     So long as the depository for a global security or its nominee is the registered holder of the global security, the depository or the nominee, as the case may be, will be considered the sole owner of the debt securities represented by the global security for all purposes under the indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the indenture. Utility Holdings understands that, under existing industry practice, if Utility Holdings requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and the participants would authorize beneficial owners through the participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.


     Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, Utility Holdings and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners of the debt securities for the purpose of receiving payments. Consequently, neither Utility Holdings nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). Utility Holdings believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Utility Holdings also expects that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, Utility Holdings expects the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of Utility Holdings, the trustee, any paying agent or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect to the debt securities.


     Neither Utility Holdings nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and Utility Holdings and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.


     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Utility Holdings within 90 days or if an event of default under the indenture occurs and is continuing, Utility Holdings will issue individual debt securities in exchange for the global security representing the debt securities. In addition, Utility Holdings may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing the debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.


     All moneys paid by Utility Holdings to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to Utility Holdings, and the holder of such debt security thereafter may look only to Utility Holdings for payment thereof.

                              PLAN OF DISTRIBUTION


     We may sell securities:

     o    to the public through underwriters,

     o    to private investors through agents or dealers,

     o    directly to purchasers,

     o    or through a combination of these methods.


     We may effect the distribution of the securities from time to time in one or more transactions:

     o    at a fixed price or prices which may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices related to those prevailing market prices; or

     o    at negotiated prices.


     In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any underwriter, dealer or agent will be identified, and any such compensation received from us will be described, in a prospectus supplement or pricing supplement.

     Under certain circumstances, remarketing firms may repurchase securities and reoffer them to the public as set forth above. Any remarketing firm and the terms of its agreement with us will be identified in the prospectus supplement. Remarketing firms may be deemed to be underwriters with respect to the securities they remarket.

     If so indicated in the prospectus supplement, we will authorize underwriters to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than the amount stated in the prospectus supplement, and, unless we otherwise agree, the aggregate principal amount of securities sold pursuant to the contracts will not be more than the amount stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.


     We will indemnify the agents and the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the agents or the underwriters may be required to make.

                                  LEGAL MATTERS

     Certain legal matters related to the securities we are offering by this prospectus will be passed upon for us by Barnes & Thornburg, Indianapolis, Indiana, and by Kegler, Brown, Hill & Ritter, Columbus, Ohio.


                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from Vectren Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the changes in the method of accounting for goodwill described in Note 2G and financial derivative instruments and hedging activities described in Note 16, and the restatement described in Note 3), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from Vectren Utility Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the changes in the method of accounting for goodwill described in Note 2F and financial derivative instruments and hedging activities described in Note 12, and the restatement described in Note 3), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




                       WHERE YOU CAN FIND MORE INFORMATION

     Vectren and Utility Holdings file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read our filings over the Internet at our web site at http://www.vectren.com or at the SEC's web site at http://www.sec.gov. You may also read and copy this information at or obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.


     Vectren's common stock and Utility Holdings's 7 1/4% Senior Notes due October 15, 2031 are listed on the New York Stock Exchange, and you can inspect reports, proxy statements and other information about Vectren or Utility Holdings at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.


     This prospectus is part of a registration statement on Form S-3 that Vectren, Utility Holdings, Indiana Gas, Southern Indiana Gas and Vectren of Ohio jointly have filed with the SEC to register the securities we are offering. This prospectus does not contain all of the information that is important to you. You should read the registration statement, including the attached exhibits and schedules and the documents incorporated by reference in this prospectus, for additional relevant information about us and the securities we are offering.


                          INCORPORATION OF INFORMATION
                              WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is contained or otherwise incorporated by reference in this prospectus.


     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (i) between the date of this preliminary prospectus and prior to the effectiveness of the registration statement that registers the securities we are offering and (ii) after the effectiveness of the registration statement that registers the securities we are offering until the termination of the offering being made by this prospectus.


     o Annual Report of Vectren on Form 10-K for the year ended December 31, 2002;

     o Current Reports of Vectren on Form 8-K filed with the SEC on March 31, 2003, March 14, 2003 and January 31, 2003;

     o Annual Report of Utility Holdings on Form 10-K for the year ended December 31, 2002;

     o Current Reports of Utility Holdings on Form 8-K filed with the SEC on March 14, 2003 and January 31, 2003;

     o    The   description   of  Vectren's   common  stock   contained  in  its
          registration statement on Form 8-A filed on November 16, 1999; and

     o The description of Vectren's common stock purchase rights contained in its registration statement on Form 8-A filed on November 16, 1999.


     You may obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus, by making a request to us in writing or by telephone at the following address:


                               Investor Relations
                               Vectren Corporation
                              20 N.W. Fourth Street
                            Evansville, Indiana 47708
                                 (812) 491-4000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


     The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the offering pursuant to this registration statement are currently anticipated to be as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated):


         Registration Fee..........................      $    28,315
         New York Stock Exchange Filing Fee........           54,800
         Blue Sky Fees and Expenses................           25,000
         Printing and Engraving Expenses...........           55,000
         Legal Fees and Expenses...................          225,000
         Rating Agency Fees........................          131,000
         Accounting Fees and Expenses..............         125,000
         Trustee Fees..............................           15,000
         Miscellaneous.............................           45,885
                                                            --------

         Total    .................................      $  705,000
                                                            =======



Item 15. Indemnification of Directors and Officers.


Vectren Indemnification Provisions


     The Vectren Articles and the Vectren bylaws provide that Vectren will indemnify any individual who is or was a director or officer of Vectren, or is or was serving at the request of Vectren as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys' fees, incurred by him or her in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he or she is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his or her status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he or she is adjudged to have breached or failed to perform the duties of his or her office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that he or she breached or failed to perform the duties of his or her office and the breach or failure to perform constituted willful misconduct or recklessness. Vectren may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Vectren if it is ultimately determined that he or she is not entitled to indemnification by Vectren.


     The Vectren Articles and the Vectren bylaws provide that the indemnification rights described above are in addition any other indemnification rights a person may have by law. The employment agreements with its executive officers will require Vectren to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

Utility Holdings Indemnification Provisions


     The articles of incorporation of Utility Holdings provide that Utility Holdings is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, investigative, formal or informal by reason of the fact that he or she is or was a director, officer, employee or agent of Utility Holdings or is or was serving at the request of Utility Holdings as a director, officer, agent, employee, partner, trustee or member in another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture or other entity against expenses (including attorneys' fees) and judgments, penalties, fines and amounts paid in settlement if he or she (1) acted in good faith, (2) acted in a manner he or she reasonably believed (A) with respect to actions in his or her official capacity, to be in the best interests of Utility Holdings or (B) with respect to actions not in an official capacity, was not opposed to the best interests of Utility Holdings and (3) with respect to any criminal action, either (A) had reasonable cause to believe his or her conduct was lawful or (B) had no reasonable cause to believe his or her conduct was unlawful.

     Further, Utility Holdings must indemnify any such person against expenses if he or she has been successful on the merits or otherwise in the defense of the action.


     Unless ordered by court, any indemnification of a person pursuant to the provisions described in the first paragraph of this section may be made by Utility Holdings only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she met the applicable indemnification standards. Such determination shall be made (i) by the board of directors of Utility Holdings, by a majority vote of a quorum consisting of directors who are not parties to the action or proceeding or (ii) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board (in which designation directors who are parties may participate) consisting solely of two or more directors who are not parties to the action or proceeding or (iii) by written opinion of independent legal counsel (A) selected by the board in the manner described in (i) or (ii) above or (B) if a quorum cannot be obtained or a committee cannot be designated, selected by a majority of the full board in which selection directors who are parties may participate or (iv) by shareholders who are not parties.


     Utility Holdings may advance expenses reasonably incurred in defending any action or proceeding described above if (i) the person furnishes us with a written affirmation of a good faith belief that he or she has met the indemnification standards and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the indemnification standards and (ii) it is determined that the facts then known would not preclude indemnification pursuant to the provision described above.


     The articles of Utility Holdings provide that the indemnification provisions are not exclusive of other indemnification rights which a person may have under law, the bylaws, a resolution of the board or shareholders, or any other authorization or instrument providing for indemnification. The articles provide that Utility Holdings has the power to maintain insurance on behalf of the directors, officers and other persons described above against liabilities whether or not Utility Holdings would otherwise have the power to indemnify against such liability.


Southern Indiana Gas Indemnification Provisions


     The Southern Indiana Gas bylaws provide that Southern Indiana Gas will indemnify any individual who is or was a director or officer of Southern Indiana Gas, or was serving at the request of Southern Indiana Gas in any position or capacity or on any committee for Southern Indiana Gas or any other corporation, partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity, against all liability and reasonable expenses, including attorneys' fees, incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding in which either (i) he or she is wholly successful on the merits thus entitling him or her to mandatory indemnification or (ii) he or she is not wholly successful but it is nevertheless determined that he or she is entitled to permissive indemnification because he or she (a) acted in good faith, (b) acted in a manner he or she reasonably believed (1) with respect to actions in his or her official capacity, to be in the best interests of Southern Indiana Gas or (2) with respect to all other actions, was at least not opposed to the best interests of Southern Indiana Gas and (c) with respect to any criminal action, either (1) had reasonable cause to believe his or her conduct was lawful or (2) had no reasonable cause to believe his or her conduct was unlawful.


     Any indemnification of a person pursuant to the provisions described in clause (ii) above may be made by Southern Indiana Gas only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she met the applicable indemnification standards. Upon a proposal by a director of the corporation, who may be a director who is seeking such indemnification for himself or herself, (i) if a quorum of directors eligible to decide the matter exists, such directors may either (a) decide the question themselves, (b) refer the matter to special legal counsel, or (c) decline to take any action to either decide the question of such indemnification or refer the matter for decision to special legal counsel; and
(ii) if a quorum cannot be obtained, a majority of the entire board of directors may either (a) refer the matter to a committee consisting of two or more directors who are not parties to the action or proceeding, who may either decide the matter themselves or refer the matter to special legal counsel or (b) decline to take any action to either refer the matter to a committee or refer the matter to special legal counsel.

     Southern Indiana Gas may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that he or she has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Southern Indiana Gas if it is ultimately determined that he or she is not entitled to indemnification by Southern Indiana Gas.


     The Southern Indiana Gas articles and the Southern Indiana Gas bylaws provide that the indemnification rights described above are in addition any other indemnification rights a person may have by law or by contract. Southern Indiana Gas expects that employment agreements with its executive officers will require Southern Indiana Gas to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.


Indiana Gas Indemnification Provisions


     The articles of incorporation of Indiana Gas provide that Indiana Gas is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, investigative, formal or informal by reason of the fact that he or she is or was a director, officer, employee or agent of Indiana Gas or is or was serving at the request of Indiana Gas as a director, officer, agent, employee, partner, trustee or member in another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture or other entity against expenses (including attorneys' fees) and judgments, penalties, fines and amounts paid in settlement if he or she (1) acted in good faith, (2) acted in a manner he or she reasonably believed
(A) with respect to actions in his or her official capacity, to be in the best interests of Indiana Gas or (B) with respect to actions not in an official capacity, was not opposed to the best interests of Indiana Gas and (3) with respect to any criminal action, either (A) had reasonable cause to believe his or her conduct was lawful or (B) had no reasonable cause to believe his or her conduct was unlawful.


     Further, Indiana Gas must indemnify any such person against expenses if he or she has been successful on the merits or otherwise in the defense of the action.


     Unless ordered by a court, any indemnification of a person pursuant to the provisions described in the first paragraph of this section may be made by Indiana Gas only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she met the applicable indemnification standards. Such determination shall be made
(i) by the board of directors of Indiana Gas, by a majority vote of a quorum consisting of directors who are not parties to the action or proceeding or (ii) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the board (in which designation directors who are parties may participate) consisting solely of two or more directors who are not parties to the action or proceeding or (iii) by written opinion of independent legal counsel (A) selected by the board in the manner described in (i) or (ii) above or (B) if a quorum cannot be obtained or a committee cannot be designated, selected by a majority of the full board in which selection directors who are parties may participate or (iv) by shareholders who are not parties.


     Indiana Gas may advance expenses reasonably incurred in defending any action or proceeding described above if (i) the person furnishes Indiana Gas with a written affirmation of a good faith belief that he or she has met the indemnification standards and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the indemnification standards and (ii) it is determined that the facts then known would not preclude indemnification pursuant to the provision described above.


     The articles of Indiana Gas provide that the indemnification provisions are not exclusive of other indemnification rights which a person may have under law, the regulations and bylaws, a resolution of the board or shareholders, or any other authorization or instrument providing for indemnification. The articles provide that Indiana Gas has the power to maintain insurance on behalf of the directors, officers and other persons described above against liabilities whether or not Indiana Gas would otherwise have the power to indemnify against such liability.


Indiana Business Corporation Law Provision


     Vectren, Utility Holdings and Southern Indiana Gas are incorporated in Indiana. Indiana Gas is incorporated in Indiana and Ohio. Section 23-1-37 et seq. of the IBCL provides for "mandatory indemnification," unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that he or she acted in good faith and reasonably believed his or her actions were in the best interest of the corporation (or if the actions are not in an official capacity, the actions were not opposed to the best interests of the corporation) if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that he or she had reasonable cause to believe he or she was acting lawfully or the director or officer had no reason to believe the action was unlawful. The director must undertake to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct required by the IBCL. In addition, those making the decision to reimburse the director must determine that the facts then known would not preclude indemnification under the IBCL.


     The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.


Vectren of Ohio Indemnification Provisions


     The code of regulations of Vectren of Ohio provide that Vectren of Ohio is required to indemnify any person who is a party, or is threatened to be made a party, to any civil, criminal, administrative, or investigative action, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.


     In case any such person is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, further, Vectren of Ohio is required to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of an action or suit referenced above if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court of common pleas, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, which imposes joint and several libility on the directors of a company if they vote for or assent to certain unlawful loans, dividends or distributions of assets.


     To the extent that any such person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, Vectren of Ohio must indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

     Indemnification, unless ordered by a court, shall be made by Vectren of Ohio only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. The determination shall be made as follows: (i) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, (ii) if this quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years, (iii) by the shareholders, or (iv) by the court of common pleas or the court in which such action, suit, or proceeding has brought. Any determination made by the disinterested directors or by independent legal counsel must be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the corporation, and within ten days after the receipt of the notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.


     Unless the only liability asserted against a director in an action, suit, or proceeding is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys' fees, incurred by a director in defending the action, suit, or proceeding, shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he or she agrees to do both of the following: (A) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation; and (B) reasonably cooperate with the corporation concerning the action, suit, or proceeding.


     Expenses, including attorneys' fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to above may be paid by the corporation as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he or she is not entitled to be indemnified by the corporation.


     Expenses, including attorneys' fees, amounts paid in settlement, and (except in the case of an action by or in the right of the corporation) judgments, decrees, fines and penalties, incurred in connection with any potential, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by any person by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or profit, partnership, joint venture, trust or other enterprise, may be paid or reimbursed by the corporation, as authorized by the board of directors upon a determination that such payment or reimbursement is in the best interests of the corporation; provided, however, that unless all directors are interested, the interested directors shall not participate and a quorum shall be one-third of the disinterested directors.


     The indemnification authorized by the code of regulations is not exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the corporation's articles of incorporation or the code of regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.


     Vectren of Ohio may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have indemnified him or her against such liability under the provisions described herein. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Ohio Revised Code Provisions


     Vectren of Ohio is incorporated in Ohio. Indiana Gas is incorporated in Ohio and Indiana. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer, agent or employee of that corporation, or of another corporation, domestic or foreign, non-profit or for profit, limited liability company or a partnership, joint venture or other enterprise, at the request of that corporation, against expenses actually and reasonably incurred by him in connection with any pending, threatened or completed action, suit or proceeding, criminal or civil, to which he or she was, is or may be made a party because of being or having been such director, officer or employee, provided, in connection therewith, that such person is determined to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, that, in the case of an action or suit by or in the right of the corporation, (i) no negligence or misconduct shall have been adjudged unless a court determines that such person is fairly and reasonably entitled to indemnity, and (ii) the action or suit is not one in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, which relates to unlawful loans, dividends and distributions of assets, and that, in the case of a criminal matter, such person is determined to have had no reasonable cause to believe that his or her conduct was unlawful. Section 1701.13(E) further provides that to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.
Section 1701.13(E) further provides that unless a corporation has specifically elected to the contrary in its articles of incorporation or code of regulations and unless the only liability asserted against a director is pursuant to Section 1701.95, expenses incurred by a director in defending such an action, suit or proceeding shall be paid by the corporation as they are incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (i) to repay such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such director acted, or failed to act, with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) reasonably to cooperate with the corporation concerning said action, suit or proceeding.
Section 1701.13(E) also provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation.


Item 16. Exhibits.


   Number      Description

   2.1 Agreement and Plan of Merger dated as of June 11, 1999 among Indiana Energy, Inc., SIGCORP, Inc. and Vectren Corporation (the "Merger Agreement") (Incorporated by reference to Exhibit 2 to Vectren's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

   2.2 Amendment No. 1 to the Merger Agreement dated December 14, 1999 (Incorporated by reference to Exhibit 2 to Indiana Energy, Inc.'s (Commission File No. 1-09091) Current Report on Form 8-K filed on December 16, 1999)

   2.3 Asset Purchase Agreement dated December 14, 1999 between Indiana Energy, Inc. and The Dayton Power and Light Company and Number -3CHK with a commitment letter for a 364-Day Credit Facility dated December 16, 1999 (Incorporated by reference to Exhibit 2 and 99.1 of Indiana Energy, Inc.'s Current Report on Form 8-K dated December 28, 1999.)

   4.1 Amended and Restated Articles of Incorporation of Vectren Corporation effective March 31, 2000 (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Vectren filed on April 14, 2000)

   4.2 Code of By-Laws of Vectren Corporation (Incorporated by reference to Exhibit 3.2 to Vectren's Annual Report on Form 10-K filed on March 18, 2003)

   4.3 Shareholders Rights Agreement dated as of October 21, 1999 between Vectren Corporation and Equiserve Trust Company, N.A., as Rights Agent (Incorporated by reference to Exhibit 4 to Vectren's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

   4.4 Form of Indenture (incorporated by reference to Exhibit 4.1 of Utility Holdings's Form S-3 (Registration No. 333-69742) filed on October 10, 2001)

   5.1*        Opinion of Barnes and Thornburg

   5.2*        Opinion of Kegler, Brown, Hill & Ritter

   12*         Statement regarding Computation of Ratios

   23.1**      Consent of Deloitte & Touche LLP regarding Vectren

   23.2**      Consent of Deloitte & Touche LLP regarding Utility Holdings

   23.3*       Consent of Barnes and Thornburg (included in Exhibit 5.1)

   23.4*       Consent of Kegler, Brown, Hill & Ritter (included in Exhibit 5.2)

   24*         Powers of Attorney

   25*         Form T-1 Statement of Eligibility

---------------

*    previously filed
**   filed herewith

We will file as an exhibit to an amendment to this registration statement or to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered by this Registration Statement, (ii) any required updated opinions without assumptions with respect to the legality of any securities offered hereby, and (iii) any required opinion of counsel as to certain tax matters relative to securities offered hereby.


Item 17. Undertakings.


     Each of the undersigned registrants hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 13, 2003.


                              VECTREN CORPORATION


                              By:  /s/ Ronald E. Christian
                                 ---------------------------------------------
                                 Ronald E. Christian, Executive Vice President, Secretary and General Counsel


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                            Title                     Date


(1) Principal Executive Officer


*/s/ Niel C. Ellerbrook                                                                  May 13, 2003
------------------------------------------------         Chairman, President and
Niel C.  Ellerbrook                                      Chief Executive Officer


(2) Principal Financial Officer


*/s/ Jerome A. Benkert, Jr.                                                              May 13, 2003
------------------------------------------------         Executive Vice President
Jerome A.  Benkert, Jr.                                  and Chief Financial
                                                         Officer

(3) Principal Accounting Officer


*/s/ M. Susan Hardwick                                                                   May 13, 2003
------------------------------------------------         Vice President and
M.  Susan Hardwick                                       Controller




(4) A Majority of the Board of Directors

*/s/ John M. Dunn
-------------------------------------------
John M.  Dunn                                            Director

*/s/ Niel C. Ellerbrook
-------------------------------------------
Niel C.  Ellerbrook                                      Director

/s/ John D. Englebrecht
-------------------------------------------
John D.  Engelbrecht                                     Director

*/s/ Lawrence A. Ferger
-------------------------------------------
Lawrence A.  Ferger                                      Director


-------------------------------------------
Anton H.  George                                         Director

*/s/ Andrew E. Goebel                                                                    May 13, 2003
-------------------------------------------
Andrew E.  Goebel                                        Director

*/s/ Robert L. Koch II
-------------------------------------------
Robert L.  Koch II                                       Director

*/s/ William G. Mays
-------------------------------------------
William G.  Mays                                         Director

*/s/ J. Timothy McGinley
-------------------------------------------
J.  Timothy McGinley                                     Director

*/s/ Richard P. Rechter
-------------------------------------------
Richard P.  Rechter                                      Director

*/s/ Ronald G. Reherman
-------------------------------------------
Ronald G.  Reherman                                      Director

*/s/ Richard W. Shymanski
-------------------------------------------
Richard W.  Shymanski                                    Director

*/s/ Jean L. Wojtowicz
-------------------------------------------
Jean L.  Wojtowicz                                       Director


* By /s/ Ronald E. Christian
     --------------------------------------
     Ronald E. Chrisitan, attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 13, 2003.


                             VECTREN UTILITY HOLDINGS, INC.


                              By: /s/ Ronald E. Christian
                                 ---------------------------------------------
                                 Ronald E.  Christian, Executive Vice President
                                    and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                            Title                     Date


(1) Principal Executive Officer


*/s/ Niel C. Ellerbrook
------------------------------------------------         Chairman and Chief             May 13, 2003
Niel C.  Ellerbrook                                      Executive Officer


(2) Principal Financial Officer


*/s/ Jerome A. Benkert, Jr.
------------------------------------------------         Executive Vice President       May 13, 2003
Jerome A.  Benkert, Jr.                                  and Chief Financial
                                                         Officer

(3) Principal Accounting Officer


*/s/ M. Susan Hardwick
------------------------------------------------         Vice President and             May 13, 2003
M.  Susan Hardwick                                       Controller




(4) A Majority of the Board
   of Directors



*/s/ Niel C. Ellerbrook
------------------------------------------------
Niel C.  Ellerbrook                                      Director                       May 13, 2003


*/s/ Andrew E. Goebel
------------------------------------------------
Andrew E.  Goebel                                        Director                       May 13, 2003

*/s/ Jerome A. Benkert, Jr.
------------------------------------------------
Jerome A.  Benkert, Jr.                                  Director                       May 13, 2003

/s/ Ronald E. Christian
------------------------------------------------
Ronald E.  Christian                                     Director                       May 13, 2003



* By /s/ Ronald E. Christian
     --------------------------------------
     Ronald E. Chrisitan, attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 13, 2003.


                              SOUTHERN INDIANA GAS AND ELECTRIC COMPANY



                              By: /s/ Ronald E. Christian
                                 ---------------------------------------------
                                 Ronald E. Christian, Executive Vice President and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                            Title                     Date

(1) Principal Executive Officer


*/s/ Niel C. Ellerbrook
------------------------------------------------         Chairman and Chief             May 13, 2003
Niel C.  Ellerbrook                                      Executive Officer


(2) Principal Financial Officer


*/s/ Jerome A. Benkert, Jr.
------------------------------------------------         Executive Vice President       May 13, 2003
Jerome A.  Benkert, Jr.                                  and Chief Financial
                                                         Officer


(3) Principal Accounting Officer


*/s/ M. Susan Hardwick
------------------------------------------------         Vice President and             May 13, 2003
M.  Susan Hardwick                                       Controller



(4) A Majority of the Board
   of Directors


*/s/ Jerome A. Benkert, Jr.
------------------------------------------------         Director                       May 13, 2003
Jerome A.  Benkert, Jr.


/s/ Ronald E. Christian
------------------------------------------------         Director                       May 13, 2003
Ronald E.  Christian


*/s/ William S. Doty
------------------------------------------------         Director                       May 13, 2003
William S.  Doty


*/s/ Niel C. Ellerbrook
------------------------------------------------         Director                       May 13, 2003
Niel C.  Ellerbrook


*/s/ Andrew E. Goebel
------------------------------------------------         Director                       May 13, 2003
Andrew E.  Goebel


*/s/ M. Susan Hardwick
------------------------------------------------         Director                       May 13, 2003
M.  Susan Hardwick


* By /s/ Ronald E. Christian
     --------------------------------------
     Ronald E. Chrisitan, attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 13, 2003.


                            INDIANA GAS COMPANY, INC.


                              By:  /s/ Ronald E. Christian
                                 --------------------------------------------
                                 Ronald E. Christian, Executive Vice President and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                            Title                     Date


(1) Principal Executive Officer


*/s/ Niel C. Ellerbrook
------------------------------------------------         Chairman and Chief             May 13, 2003
Niel C.  Ellerbrook                                      Executive Officer


(2) Principal Financial Officer


*/s/ Jerome A. Benkert, Jr.
------------------------------------------------         Executive Vice President       May 13, 2003
Jerome A.  Benkert, Jr.                                  and Chief Financial
                                                         Officer

(3) Principal Accounting Officer


*/s/ M. Susan Hardwick
------------------------------------------------         Vice President and             May 13, 2003
M.  Susan Hardwick                                       Controller



(4) A Majority of the Board
   of Directors




*/s/ Jerome A. Benkert, Jr.
------------------------------------------------         Director                       May 13, 2003
Jerome A.  Benkert, Jr.


/s/ Ronald E. Christian
------------------------------------------------         Director                       May 13, 2003
Ronald E.  Christian


*/s/ Niel C. Ellerbrook
------------------------------------------------         Director                       May 13, 2003
Niel C.  Ellerbrook


*/s/ Andrew E. Goebel
------------------------------------------------         Director                       May 13, 2003
Andrew E.  Goebel


*/s/ M. Susan Hardwick
------------------------------------------------         Director                       May 13, 2003
M.  Susan Hardwick


* By /s/ Ronald E. Christian
     --------------------------------------
     Ronald E. Chrisitan, attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 13, 2003.


                              VECTREN ENERGY DELIVERY OF OHIO, INC.


                              By: /s/ Ronald E. Christian
                                 ---------------------------------------------
                                 Ronald E.  Christian, Executive Vice President
                                  and Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                            Title                     Date


(1) Principal Executive Officer


*/s/ Niel C. Ellerbrook
------------------------------------------------         Chairman and Chief             May 13, 2003
Niel C.  Ellerbrook                                      Executive Officer


(2) Principal Financial Officer


*/s/ Jerome A. Benkert, Jr.
------------------------------------------------         Executive Vice President       May 13, 2003
Jerome A.  Benkert, Jr.                                  and Chief Financial
                                                         Officer

(3) Principal Accounting Officer


*/s/ M. Susan Hardwick
------------------------------------------------         Vice President and             May 13, 2003
M.  Susan Hardwick                                       Controller




(4) A Majority of the Board
   of Directors


*/s/ Jerome A. Benkert, Jr.
------------------------------------------------         Director                       May 13, 2003
Jerome A.  Benkert, Jr.


/s/ Ronald E. Christian
------------------------------------------------         Director                       May 13, 2003
Ronald E.  Christian


*/s/ Niel C. Ellerbrook
------------------------------------------------         Director                       May 13, 2003
Niel C.  Ellerbrook


*/s/ Andrew E. Goebel
------------------------------------------------         Director                       May 13, 2003
Andrew E.  Goebel


* By /s/ Ronald E. Christian
     --------------------------------------
     Ronald E. Chrisitan, attorney-in-fact

                            EXHIBIT INDEX

   Number            Description

   2.1 Agreement and Plan of Merger dated as of June 11, 1999 among Indiana Energy, Inc., SIGCORP, Inc. and Vectren Corporation (the "Merger Agreement") (Incorporated by reference to Exhibit 2 to Vectren's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

   2.2 Amendment No. 1 to the Merger Agreement dated December 14, 1999 (Incorporated by reference to Exhibit 2 to Indiana Energy, Inc.'s (Commission File No. 1-09091) Current Report on Form 8-K filed on December 16, 1999)

   2.3 Asset Purchase Agreement dated December 14, 1999 between Indiana Energy, Inc. and The Dayton Power and Light Company and Number -3CHK with a commitment letter for a 364-Day Credit Facility dated December 16, 1999 (Incorporated by reference to Exhibit 2 and 99.1 of Indiana Energy, Inc.'s Current Report on Form 8-K dated December 28, 1999.)

   4.1 Amended and Restated Articles of Incorporation of Vectren Corporation effective March 31, 2000 (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Vectren filed on April 14, 2000)

   4.2 Code of By-Laws of Vectren Corporation (Incorporated by reference to Exhibit 3.2 to Vectren's Annual Report on Form 10-K filed on March 18, 2003)

   4.3 Shareholders Rights Agreement dated as of October 21, 1999 between Vectren Corporation and Equiserve Trust Company, N.A., as Rights Agent (Incorporated by reference to Exhibit 4 to Vectren's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

   4.4 Form of Indenture (incorporated by reference to Exhibit 4.1 of Utility Holdings's Form S-3 (Registration No. 333-69742) filed on October 10, 2001)

   5.1*        Opinion of Barnes and Thornburg

   5.2*        Opinion of Kegler, Brown, Hill & Ritter

   12*         Statement regarding Computation of Ratios

   23.1**      Consent of Deloitte & Touche LLP regarding Vectren

   23.2**      Consent of Deloitte & Touche LLP regarding Utility Holdings

   23.3*       Consent of Barnes and Thornburg (included in Exhibit 5.1)

   23.4*       Consent of Kegler, Brown, Hill & Ritter (included in Exhibit 5.2)

   24*         Powers of Attorney

   25*         Form T-1 Statement of Eligibility

---------------

*        previously filed
**       filed herewith

     We will file as an exhibit to an amendment to this registration statement or to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered by this Registration Statement, (ii) any required updated opinions without assumptions with respect to the legality of any securities offered hereby, and (iii) any required opinion of counsel as to certain tax matters relative to securities offered hereby.